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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 36 to the Registration Statement (Form N-1A) (No. 33-14363) of Delaware VIP Trust of our reports dated February 4, 2002, included in the 2001 Annual Reports to shareholders.


                                                  /s/ Ernst & Young, LLP
                                                  -------------------------
                                                      Ernst & Young, LLP

Philadelphia, Pennsylvania
April 29, 2002